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                                                                   Exhibit 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 of the Registration Statement (Form S-8) and related prospectus pertaining to the Oglebay Norton Company Long-Term Incentive Plan of our report dated February 16, 1999 with respect to the consolidated financial statements of Oglebay Norton Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP


Cleveland, Ohio
July 29, 1999